Exhibit 99.2

Johnson Controls Announces Reference Yields and Upsize for Its Cash Tender Offers for Its Senior Notes

Aug 21, 2023

CORK, Ireland, Aug. 21, 2023 — Johnson Controls International plc (NYSE: JCI) (the “Company” or “Johnson Controls”) today announced the Reference Yields for its previously announced cash tender offers (the “Tender Offers”), in the order of priority set forth in the table below, and the increase of the previously announced aggregate tender cap from $100,000,000 aggregate principal amount to $105,000,000 aggregate principal amount (as amended hereby, the “Aggregate Tender Cap”) of the outstanding senior notes listed in the table below (collectively, the “Securities” and each a “series”). Except as described in this press release, all other terms of the Tender Offers as described in the offer to purchase, dated August 7, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), remain unchanged.

Title of Security	CUSIP No./ ISIN No.	Principal Amount Outstanding	Acceptance Priority Level(1)	U.S. Treasury Reference Security	Reference Yield(2)	Bloomberg Reference Page	Fixed Spread	Early Tender Payment	Total Consideration(3)	Principal Amount Tendered	Principal Amount Accepted
5.125% Senior Notes due 2045	478375AS7 / US478375AS78	$477,006,000	1	3.875% UST due May 15, 2043	4.624%	PX1	+110 bps	$50	$925.44	$258,555,000	$105,000,000
4.500% Senior Notes due 2047	478375AU2/ US478375AU25	$500,000,000	2	3.625% UST due May 15, 2053	4.442%	PX1	+130 bps	$50	$840.94	$87,855,000	$0

(1)

The offers with respect to the Securities are subject to the Aggregate Tender Cap. The Company will purchase up to the Aggregate Tender Cap of its Securities, subject to the Acceptance Priority Levels as set forth in the table above (each, an “Acceptance Priority Level”). The Company reserves the right to increase, decrease or eliminate the Aggregate Tender Cap at any time without extending the applicable Withdrawal Deadline (as defined in the Offer to Purchase), subject to compliance with applicable law.

(2)	Each Reference Yield was determined at 9:00 a.m. New York City time on August 21, 2023.
(3)

Payable per each $1,000 principal amount of each specified series of Securities validly tendered at or prior to the early tender date and time of 5:00 p.m., New York City time, on August 18, 2023 (the “Early Tender Date”) and accepted for purchase and is inclusive of the Early Tender Payment.

The Tender Offers will expire at 5:00 p.m., New York City time, on September 5, 2023, or, in each case, any other date and time to which the Company extends the applicable Tender Offer (such date and time, as it may be extended with respect to a Tender Offer, the applicable “Expiration Date”), unless earlier terminated. However, because the aggregate principal amount of the Securities validly tendered and not validly withdrawn as of the Early Tender Date exceeds the Aggregate Tender Cap and because Securities tendered prior to or at the Early Tender Date have priority over any Securities tendered after the Early Tender Date, no Securities tendered after the Early Tender Date will be accepted for purchase in the Tender Offers, regardless of Acceptance Priority Levels.

Subject to the Acceptance Priority Levels, the Aggregate Tender Cap and proration for the Securities, Securities tendered and not validly withdrawn as of the Early Tender Date will be accepted for purchase and payment on August 22, 2023 (the “Early Settlement Date”). The proration factor for the 5.125% Senior Notes due 2045 is 40.64%. No 4.500% Senior Notes due 2047 will be accepted for purchase in the Tender Offers. Securities not accepted for purchase on the Early Settlement Date will be promptly credited to the account of the registered holder of such Securities with The Depository Trust Company in accordance with the Offer to Purchase.

The Company’s obligation to accept for payment and to pay for the Securities validly tendered in the Tender Offers is not subject to any minimum tender condition, but is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, at any time to (i) waive any and all conditions to any of the Tender Offers, (ii) extend or terminate any of the Tender Offers, (iii) increase, decrease or eliminate the Aggregate Tender Cap at any time without extending the applicable Withdrawal Deadline (as defined in the Offer to Purchase) or (iv) otherwise amend any of the Tender Offers in any respect. Any such change in the Aggregate Tender Cap may be significant. Accordingly, holders should not tender any Securities that they do not wish to be accepted in a Tender Offer.

Information Relating to the Tender Offers

Morgan Stanley is the dealer manager (the “Dealer Manager”) for the Tender Offers. Investors with questions regarding the Tender Offers may contact Morgan Stanley at (212) 761-1057 (toll-free) or (800) 624-1808 (collect). D.F. King & Co., Inc. is the tender and information agent for the Tender Offers and can be contacted at (888) 541-9895 (bankers and brokers can call collect at (212) 269-5550) or by email at jci@dfking.com.

None of the Company or its affiliates, their respective boards of directors or managers, the Dealer Manager, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (888) 541-9895 (bankers and brokers can call collect at (212) 269-5550) or by email at jci@dfking.com.

About Johnson Controls

At Johnson Controls (NYSE: JCI), we transform the environments where people live, work, learn and play. As a global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.

Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.

Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world’s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.

Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

The Company has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning in connection with a discussion of future operating or financial performance. However, the absence of these words does not mean that a statement is not forward-looking. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed or implied by such forward- looking statements, including, among others, risks related to: the Company’s ability to manage general economic, business and capital market conditions, including the impact of recessions and economic downturns; the ability to manage macroeconomic and geopolitical volatility, including global price inflation, shortages impacting the availability of raw materials and component products and the conflict between Russia and Ukraine; the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace; the strength of the U.S. or other economies; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies or interpretations that impact the Company’s business operations or tax status; changes to laws or policies governing foreign trade, including economic sanctions, tariffs or trade restrictions; maintaining and improving the capacity, reliability and security of the Company’s enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of the Company’s digital platforms and services; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; the Company’s ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; the Company’s ability to drive organizational improvement; any delay or inability of the Company to realize the expected benefits and synergies of recent portfolio transactions; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. Investors are therefore cautioned not to place undue reliance on any forward looking statements. For further discussion of certain of these factors, see Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 15, 2022 and in our subsequent and future filings with the SEC, which are available at www.sec.gov. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. The forward-looking statements included are made only as of the date of the document in which they are included, unless otherwise specified, and, except as required by law, the Company assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document.

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: 651.391.3182	Direct: 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: 414.524.5785
Email: michael.j.gates@jci.com

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